UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2023

AMNEAL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38485	32-0546926
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Blvd

Bridgewater, NJ 08807

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 947-3120

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMRX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

On October 16, 2023, Amneal Pharmaceuticals, Inc. (the “Company”), Amneal Pharmaceuticals LLC (the “LLC”), and a representative (the “Amneal Group Representative”) of holders of the Company’s Class B Common Stock, par value $0.01 per share (the “Amneal Legacy Group”), executed a binding term sheet (the “Term Sheet”) pursuant to which the Company and the LLC have agreed to reorganize and simplify the Company’s corporate structure by eliminating the Company’s umbrella partnership-C-corporation (“Up-C”) structure and converting to a more traditional structure in which all stockholders hold their voting and economic interests directly through the public company and the Amneal Group Representative consented to the Reorganization and agreed to use its reasonable best efforts to ensure the Amneal Legacy Group cooperates to effect the terms of the Term Sheet and the Reorganization as soon as reasonably practicable. As a result of this agreement, the Company plans to reorganize certain corporate entities (the “Reorganization”), subject to approval of the Reorganization transactions by the Company’s board of directors (the “Board of Directors”) or the conflicts committee of the Board of Directors, as the case may be. As part of the Reorganization, the Company plans to form a new Delaware corporation (“NewCo”) with a single class of common stock as a new holding company of the Company that will replace the Company as a listed company. In connection with the Reorganization, holders of shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of the Company will cease to hold such shares and will receive an equivalent number of shares of Class A common stock, par value $0.01 per share, of NewCo that have the same voting and economic rights as the Company’s existing Class A Common Stock.

The Company is targeting completion of the Reorganization in November 2023.

The foregoing is a summary of the material terms of, and is qualified by, the Term Sheet, a copy of which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

The Reorganization is intended to (1) improve the Company’s cash flows by eliminating the Company’s tax-related distributions resulting from the current Up-C structure, (2) enhance transparency of the Company’s corporate structure for investors, and (3) reduce operational complexity and administrative costs relating to maintaining and managing the current structure. As a point of reference, during the six months ended June 30, 2023, the Company made tax-related cash distributions of $30 million. The Company expects the improved cash savings resulting from the Reorganization to increase the Company’s financial flexibility and enable it to reduce its debt over time.

The information contained in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical facts, including without limitation statements regarding the Company’s plans to pursue the Reorganization and the expected timing and benefits of the Reorganization. In some cases, you can identify these forward-looking statements by the use of words such as “anticipate,” “aim,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “objective,” “outlook,” “plan,”

“potential,” “predict,” “projection,” “seek,” “should,” “target,” “trend,” “will,” “would” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and other reports filed by the Company from time to time with the Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in such filings. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following documents are herewith furnished as exhibits to this report:

Exhibit No.	Description

10.1	Term Sheet, dated as of October 16, 2023 among, the Company, Amneal Pharmaceuticals LLC and the Amneal Group Representative.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMNEAL PHARMACEUTICALS, INC.
Date: October 17, 2023
	By:	/s/ Anastasios Konidaris
	Name:	Anastasios Konidaris
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)